UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2026
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39733 (Commission File Number)	88-1818410 (IRS Employer Identification No.)
8226 Philips Highway, Suite 101 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
(650) 701-7722
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RDW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 25, 2026, Redwire Corporation (the “Company”) furnished a Current Report on Form 8-K (the “Original Report”) to the Securities and Exchange Commission announcing, among other things, its results of operations for the fourth quarter and year ended December 31, 2025 in a press release (the “Original Press Release”) furnished as Exhibit 99.1.

This Current Report on Form 8-K/A amends the Original Report to furnish a revised version of the Original Press Release (the “Revised Press Release”) to correct the reported amount of contracted backlog from foreign operations in the Original Press Release. Contracted backlog from foreign operations in the Original Press Release as of December 31, 2025, as disclosed on page 13 of the Original Press Release, was reported as $150.0 million rather than the correct amount of $193.1 million, as disclosed on page 13 of the Revised Press Release. Other than correcting this error, all other information included in the Original Report is unchanged. The Revised Press Release is furnished with this Amendment as Exhibit 99.1 hereto.

Item 1.01 - Entry into a Material Definitive Agreement.
On February 20, 2026, Redwire Defense Tech Intermediate Holdings, LLC (“Parent”), a wholly owned subsidiary of Redwire Corporation (“Redwire” or the “Company”), entered into the Amended and Restated Credit Agreement (the “A&R Credit Agreement”) by and among Parent, Redwire Defense Tech Intermediate II Holdings, LLC (the “Lead Borrower”), the other borrowers from time to time party thereto (each a “Borrower” and collectively, the “Borrowers”), the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The A&R Credit Agreement amends and restates that certain Credit Agreement, dated June 13, 2025 (the “2025 Credit Agreement”), by and among Redwire Intermediate Edge Holdings, LLC, Edge Autonomy Intermediate II Holdings, LLC, the other borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The A&R Credit Agreement, among certain other amendments, provides for a revolving credit facility (the “Revolving Facility”) with commitments in an aggregate principal amount of up to $30 million, maturing May 31, 2029. The Revolving Facility includes a $10 million swingline loan sub-facility. The A&R Credit Agreement also replaced the term loans under the 2025 Credit Agreement with a new $90 million term loan, effectively extending the maturity date of the term loan from April 28, 2027 to May 31, 2029.

Borrowings under the A&R Credit Agreement bear interest at a rate per annum equal to, at the Borrowers’ option, either (i) the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin or (ii) a base rate plus an applicable margin. The applicable margin for such loans is determined based on the Lead Borrower's Consolidated Total Net Leverage Ratio and ranges from 3.25% to 3.75% per annum for SOFR loans and 2.25% to 2.75% per annum for base rate loans.

The obligations of the Borrowers under the A&R Credit Agreement are guaranteed by Parent and certain other existing and future direct and indirect wholly-owned subsidiaries of Parent (collectively with the Parent, the “Guarantors”). The obligations under the A&R Credit Agreement and the related guarantees are secured by a first-priority lien on substantially all of the present and future assets of the Guarantors, subject to certain exceptions. The A&R Credit Agreement contains customary covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt or liens, merge or consolidate with others, dispose of assets, make investments, or pay dividends.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02 - Termination of a Material Definitive Agreement.
On February 20, 2026, in connection with the Company’s repayment in full of all amounts outstanding under the Credit Agreement (the “Adams Street Credit Agreement”), dated as of October 28, 2020, by and among Redwire Holdings, LLC, the other borrowers, guarantors and lenders from time to time parties thereto, Adams Street Credit Advisors LP, as administrative agent and collateral agent and Adams Street Credit Advisors LP, as sole lead arranger and sole bookrunner, as subsequently amended, the Company terminated the Adams Street Credit Agreement in accordance with its terms. The Adams Street Credit Agreement was due to mature April 28, 2027. The Company did not incur any termination penalties as a result of such termination.

Item 2.02 - Results of Operations and Financial Condition.

On February 25, 2026, Redwire issued a press release announcing its results of operations for the fourth quarter and year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in each of Item 2.02 of this Form 8-K and Exhibit 99.1 shall not be incorporated by reference in any filing made by the Company or other document under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing or document, except as shall be expressly set forth by specific reference in any such filing or document.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of February 20, 2026, by and among Redwire Defense Tech Intermediate Holdings, LLC, as the Parent, Redwire Defense Tech Intermediate II Holdings, LLC, as the Lead Borrower, the other borrowers party thereto from time to time, the other guarantors party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the Lenders party thereto from time to time. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant on February 25, 2026)

99.1	Redwire Press Release dated February 25, 2026 (as revised)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2026

Redwire Corporation

By:	/s/ Chris Edmunds
Name:	Chris Edmunds
Title:	Chief Financial Officer